Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104
CONTACTS:

Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________________
EXPEDITORS REPORTS THIRD QUARTER 2018 EPS OF $0.92
SEATTLE, WASHINGTON - November 6, 2018, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced third quarter 2018 financial results including the following highlights compared to the same quarter of 2017:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 39% to $0.92

•	Net Earnings Attributable to Shareholders increased 35% to $163 million

•	Operating Income increased 9% to $203 million

•	Revenues increased 16% to $2.1 billion

•	Net Revenues[2] increased 10% to $661 million

•	Airfreight tonnage volume increased 1% and ocean container volume increased 8%

“We generated record third quarter profitability, with the highest net revenue and operating income in our history, as we continued to win new business and grow volumes with existing customers in an unpredictable rate environment,” said Jeffrey S. Musser, President and Chief Executive Officer. “Capacity in both the air and ocean markets remained tight in many lanes. Carriers continued to take advantage of the supply and demand imbalance and sought opportunities to increase pricing in an effort to improve profitability. That presented a challenge, particularly in ocean, requiring that we work our strong relationships to secure space for our customers, while remaining disciplined on pricing.

“We continue to focus on providing outstanding service to our customers, especially in these times of uncertainty surrounding potential trade conflicts,” Mr. Musser continued. “Rates have been particularly volatile, but we have managed through similar cycles throughout our history and are adept at making adjustments to deliver quality growth over the long term. I commend our people for their exceptional efforts on behalf of our customers and our organization.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “We managed expenses well during a period of rapid changes in pricing to drive operational efficiency (operating income as a percentage of net revenue) back above 30%. Once again, our double-digit net revenue increase outpaced our growth in headcount, as we invest in people, new projects, and core technologies in support of profitable growth.” Mr. Powell also noted that the Company’s effective tax rate for the three months was 21.8%, compared to 36.7% a year ago. In addition to the lower U.S. federal tax rate that resulted from the 2017 Tax Act, the effective tax rate in the most recent quarter benefited from certain discrete adjustments as a result of recent interpretations related to the 2017 Tax Act amounts and a State income tax refund. Mr. Powell emphasized that the Company’s effective tax rate in future periods will largely depend on the mix of pretax earnings that are generated in its U.S. versus foreign operations, further interpretation and guidance to be issued on the new tax law and discrete items that occur in the reporting periods.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 177 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________
1Diluted earnings attributable to shareholders per share.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
Third Quarter 2018 Earnings Release, November 6, 2018
Financial Highlights for the Nine months ended September 30, 2018 and 2017 (Unaudited)
(in 000's of US dollars except per share data)

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	% Change	2018	2017	% Change
Revenues[1]	$2,090,947	$1,802,166	16%	$5,902,768	$5,019,577	18%
Net revenues[2]	$661,314	$599,142	10%	$1,939,698	$1,690,380	15%
Operating income[3]	$203,154	$186,895	9%	$579,556	$501,249	16%
Net earnings attributable to shareholders[4]	$162,692	$120,263	35%	$438,989	$322,378	36%
Diluted earnings attributable to shareholders per share	$0.92	$0.66	39%	$2.46	$1.77	39%
Basic earnings attributable to shareholders per share	$0.94	$0.67	40%	$2.51	$1.79	40%
Diluted weighted average shares outstanding	177,173	181,788		178,447	181,951
Basic weighted average shares outstanding	173,394	179,416		174,675	179,827
_______________________
1Effective January 1, 2018, the Company adopted required new revenue recognition guidance, resulting in a $22 million net reduction to the opening balance of retained earnings. In addition, in conjunction with the adoption of new revenue recognition guidance, the Company also changed the presentation of certain warehouse and distribution revenues from a net to a gross basis, which increased both revenues and operating expenses in customs brokerage and other services by approximately $50 million in each of the three quarters of 2018. Comparative prior year revenues (and the related volume information in the table below) has not been adjusted and continue to be reported under the Company's historical policies. 2018 reported revenues (and the related volume information) are reported under the Company's new revenue recognition accounting policies.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
3The year-to-date period ended September 30, 2017 includes the recovery of certain legal and related fees totaling $8 million and the favorable resolution of an indirect tax contingency of $6 million.
4The Company's consolidated effective income tax rate was 21.8% and 26.1%, respectively, for the three and nine-month periods ended September 30, 2018 as compared to 36.7% and 37.1% for the comparable periods in 2017. In addition to the lower U.S. federal tax rate that resulted from the 2017 Tax Act, the effective tax rate in 2018 benefited from significant share-based compensation deductions principally as a result of stock option exercises occurring during the second quarter of 2018, required discrete adjustments as a result of interpretations related to the 2017 Tax Act and a State income tax refund during the third quarter of 2018.
During the three and nine-month periods ended September 30, 2018, we repurchased 2.0 million and 7.8 million shares of common stock at an average price of $73.47 and $71.58 per share, respectively. During the three and nine-month periods ended September 30, 2017, we repurchased 3.6 million and 6.1 million shares of common stock at an average price of $56.18 and $55.93 per share, respectively.

	Employee Full-time Equivalents as of September 30,
	2018	2017
North America	6,635	6,061
Europe	3,270	2,950
North Asia	2,655	2,671
South Asia	1,640	1,613
Middle East, Africa and India	1,478	1,516
Latin America	831	802
Information Systems	904	877
Corporate	351	379
Total	17,764	16,869

	Third quarter year-over-year percentage increase (decrease) in:
	Airfreight kilos	Ocean freight FEU
2018
July	2%	7%
August	5%	7%
September	(4)%	9%
Quarter	1%	8%

_______________________
Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on November 9, 2018 will be considered in management's 8-K “Responses to Selected Questions” expected to be filed on or about November 29, 2018.

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on our ability to secure space for our customers at a reasonable cost, manage through a volatile rate cycle, deliver quality growth over the long term, manage expenses, drive operational efficiency, and generate profitable market growth; the impact of the 2017 Tax Act and related interpretations on our effective tax rate; energy and fuel prices; political changes; changes and uncertainties in governmental policies and inter-governmental disputes; foreign exchange rates; regulatory actions or changes; and risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current Assets:
Cash and cash equivalents	$990,612	$1,051,099
Accounts receivable, less allowance for doubtful accounts of $13,696 at September 30, 2018 and $12,858 at December 31, 2017	1,528,524	1,414,741
Deferred contract costs	168,090	—
Other current assets	59,247	75,612
Total current assets	2,746,473	2,541,452
Property and equipment, less accumulated depreciation and amortization of $441,433 at September 30, 2018 and $420,282 at December 31, 2017	510,328	525,203
Goodwill	7,927	7,927
Deferred Federal and state income taxes, net	43,293	13,207
Other assets, net	26,779	29,219
	$3,334,800	$3,117,008
Liabilities and Equity
Current Liabilities:
Accounts payable	$934,509	$866,305
Accrued expenses, primarily salaries and related costs	228,785	206,320
Contract liabilities	195,035	—
Federal, state and foreign income taxes	19,139	20,494
Total current liabilities	1,377,468	1,093,119
Noncurrent Federal income taxes payable	—	29,516

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding 172,564 shares at September 30, 2018 and 176,374 shares at December 31, 2017	1,726	1,764
Additional paid-in capital	1,832	546
Retained earnings	2,053,389	2,063,512
Accumulated other comprehensive loss	(101,098)	(73,964)
Total shareholders’ equity	1,955,849	1,991,858
Noncontrolling interest	1,483	2,515
Total equity	1,957,332	1,994,373
	$3,334,800	$3,117,008

06-November-2018	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Airfreight services	$833,338	$735,164	$2,366,326	$2,022,577
Ocean freight and ocean services	585,810	563,386	1,636,701	1,585,730
Customs brokerage and other services	671,799	503,616	1,899,741	1,411,270
Total revenues	2,090,947	1,802,166	5,902,768	5,019,577
Operating Expenses:
Airfreight services	620,554	547,595	1,727,383	1,490,417
Ocean freight and ocean services	435,313	411,061	1,199,887	1,163,051
Customs brokerage and other services	373,766	244,368	1,035,800	675,729
Salaries and related costs	351,577	319,050	1,042,420	930,159
Rent and occupancy costs	38,202	30,533	113,186	87,826
Depreciation and amortization	13,335	12,272	40,833	36,241
Selling and promotion	10,632	10,608	32,385	32,476
Other	44,414	39,784	131,318	102,429
Total operating expenses	1,887,793	1,615,271	5,323,212	4,518,328
Operating income	203,154	186,895	579,556	501,249
Other Income (Expense):
Interest income	4,704	3,444	14,171	9,565
Other, net	566	96	2,357	2,584
Other income (expense), net	5,270	3,540	16,528	12,149
Earnings before income taxes	208,424	190,435	596,084	513,398
Income tax expense	45,357	69,829	155,871	190,470
Net earnings	163,067	120,606	440,213	322,928
Less net earnings attributable to the noncontrolling interest	375	343	1,224	550
Net earnings attributable to shareholders	$162,692	$120,263	$438,989	$322,378
Diluted earnings attributable to shareholders per share	$0.92	$0.66	$2.46	$1.77
Basic earnings attributable to shareholders per share	$0.94	$0.67	$2.51	$1.79
Dividends declared and paid per common share	$—	$—	$0.45	$0.42
Weighted average diluted shares outstanding	177,173	181,788	178,447	181,951
Weighted average basic shares outstanding	173,394	179,416	174,675	179,827

06-November-2018	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Operating Activities:
Net earnings	$163,067	$120,606	$440,213	$322,928
Adjustments to reconcile net earnings to net cash from operating activities:
Provision for losses on accounts receivable	1,969	1,741	2,232	3,187
Deferred income tax expense	(23,610)	(28,854)	(17,522)	(16,000)
Stock compensation expense	13,902	11,210	43,171	39,036
Depreciation and amortization	13,335	12,272	40,833	36,241
Other, net	666	377	770	(148)
Changes in operating assets and liabilities:
Increase in accounts receivables	(210,092)	(126,102)	(156,321)	(123,790)
Increase in accounts payable and accrued expenses	115,629	61,833	127,860	96,132
Increase in deferred contract costs	(34,623)	—	(51,235)	—
Increase in contract liabilities	36,256	—	49,149	—
Increase (decrease) in income taxes payable, net	9,292	38,149	(9,258)	10,814
Decrease (increase) in other current assets	930	(5,872)	862	(6,147)
Net cash from operating activities	86,721	85,360	470,754	362,253
Investing Activities:
Purchase of property and equipment	(11,733)	(34,462)	(37,642)	(67,603)
Other, net	1,109	(261)	(886)	(892)
Net cash from investing activities	(10,624)	(34,723)	(38,528)	(68,495)
Financing Activities:
Proceeds from issuance of common stock	47,806	65,915	169,566	162,781
Repurchases of common stock	(147,828)	(202,776)	(555,760)	(340,736)
Dividends paid	—	—	(79,180)	(75,726)
Payments for taxes related to net share settlements	—	—	(3,215)	—
Distributions to noncontrolling interest	(633)	—	(633)	—
Purchase of noncontrolling interest	(613)	—	(613)	—
Net cash from financing activities	(101,268)	(136,861)	(469,835)	(253,681)
Effect of exchange rate changes on cash and cash equivalents	(5,071)	4,758	(22,878)	18,932
(Decrease) increase in cash and cash equivalents	(30,242)	(81,466)	(60,487)	59,009
Cash and cash equivalents at beginning of period	1,020,854	1,114,910	1,051,099	974,435
Cash and cash equivalents at end of period	$990,612	$1,033,444	$990,612	$1,033,444
Taxes paid:
Income taxes	$59,313	$58,257	$183,444	$190,911

06-November-2018	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands)
(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended September 30, 2018:
Revenues from unaffiliated customers	$597,183	88,877	39,389	741,997	198,537	312,724	112,240	—	2,090,947
Transfers between geographic areas	31,860	3,998	4,054	6,592	6,855	14,488	5,807	(73,654)	—
Total revenues	$629,043	92,875	43,443	748,589	205,392	327,212	118,047	(73,654)	2,090,947
Net revenues	$283,807	34,411	15,808	146,890	47,166	99,794	34,055	(617)	661,314
Operating income	$79,567	10,476	2,409	72,823	15,543	15,658	6,671	7	203,154
Identifiable assets	$1,694,556	174,402	53,322	540,465	156,887	508,855	212,817	(6,504)	3,334,800
Capital expenditures	$6,889	301	227	1,280	910	751	1,375	—	11,733
Depreciation and amortization	$8,185	497	375	1,319	554	1,958	447	—	13,335
Equity	$1,334,952	66,399	25,663	197,939	86,048	157,973	119,718	(31,360)	1,957,332
Three months ended September 30, 2017:
Revenues from unaffiliated customers	$476,575	65,544	24,181	686,915	170,225	273,606	105,120	—	1,802,166
Transfers between geographic areas	26,888	2,782	3,679	5,253	5,681	10,302	5,318	(59,903)	—
Total revenues	$503,463	68,326	27,860	692,168	175,906	283,908	110,438	(59,903)	1,802,166
Net revenues	$257,030	30,664	14,710	138,667	41,411	85,390	29,956	1,314	599,142
Operating income	$74,645	9,215	2,652	72,070	11,697	11,124	5,495	(3)	186,895
Identifiable assets	$1,636,293	100,651	52,238	446,826	143,893	473,509	212,210	3,261	3,068,881
Capital expenditures	$7,398	263	2,436	589	390	23,138	248	—	34,462
Depreciation and amortization	$7,905	405	310	1,313	569	1,309	461	—	12,272
Equity	$1,345,266	52,212	25,709	231,831	102,477	139,688	119,649	(35,751)	1,981,081

06-November-2018	Expeditors International of Washington, Inc.	Page 6 of 7

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
Nine months ended September 30, 2018:
Revenues from unaffiliated customers	$1,699,323	245,670	110,808	2,046,670	539,833	934,466	325,998	—	5,902,768
Transfers between geographic areas	91,546	11,536	11,362	18,735	20,237	43,501	16,591	(213,508)	—
Total revenues	$1,790,869	257,206	122,170	2,065,405	560,070	977,967	342,589	(213,508)	5,902,768
Net revenues	$832,872	99,607	46,476	424,681	136,458	300,800	100,381	(1,577)	1,939,698
Operating income	$212,843	29,571	7,480	213,105	44,049	51,894	20,599	15	579,556
Identifiable assets at period end	$1,694,556	174,402	53,322	540,465	156,887	508,855	212,817	(6,504)	3,334,800
Capital expenditures	$16,092	4,020	899	2,623	1,934	9,167	2,907	—	37,642
Depreciation and amortization	$25,397	1,368	1,138	3,998	1,679	5,889	1,364	—	40,833
Equity	$1,334,952	66,399	25,663	197,939	86,048	157,973	119,718	(31,360)	1,957,332
Nine months ended September 30, 2017:
Revenues from unaffiliated customers	$1,354,811	187,997	69,747	1,873,393	475,163	764,596	293,870	—	5,019,577
Transfers between geographic areas	79,356	8,246	11,073	15,139	16,520	29,288	15,316	(174,938)	—
Total revenues	$1,434,167	196,243	80,820	1,888,532	491,683	793,884	309,186	(174,938)	5,019,577
Net revenues	$737,842	84,630	43,634	371,459	117,634	242,244	89,973	2,964	1,690,380
Operating income	$191,256	26,583	8,349	183,515	37,434	36,189	17,928	(5)	501,249
Identifiable assets at period end	$1,636,293	100,651	52,238	446,826	143,893	473,509	212,210	3,261	3,068,881
Capital expenditures	$19,492	1,066	3,648	2,492	1,172	38,717	1,016	—	67,603
Depreciation and amortization	$23,389	1,163	930	3,995	1,656	3,707	1,401	—	36,241
Equity	$1,345,266	52,212	25,709	231,831	102,477	139,688	119,649	(35,751)	1,981,081

Net Revenues (Non-GAAP measure)

We commonly refer to the term “net revenues” when commenting about our Company and the results of its operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company's principal services. We believe that net revenues are a better measure than are total revenues when analyzing and discussing our effectiveness in managing our principal services since total revenues earned as a freight consolidator must consider the carriers' charges to us for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by us. Net revenues are one of our primary operational and financial measures and demonstrates our ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings. Using net revenues also provides a commonality for comparison among various services. The following table presents the calculation of net revenues.

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands)	2018	2017	2018	2017
Total revenues	$2,090,947	$1,802,166	$5,902,768	$5,019,577
Expenses:
Airfreight services	620,554	547,595	1,727,383	1,490,417
Ocean freight and ocean services	435,313	411,061	1,199,887	1,163,051
Customs brokerage and other services	373,766	244,368	1,035,800	675,729
Net revenues	$661,314	$599,142	$1,939,698	$1,690,380

06-November-2018	Expeditors International of Washington, Inc.	Page 7 of 7